Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

Perspective Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)(7)(8)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	51,515,880	$1.51	$79,999,999	.0001476	$11,808	-	-	-	-
Fees to Be Paid	Equity	Pre-funded warrants to purchase common stock	Rule 456(b) and Rule 457(r)	1,464,252	$1.509	---(2)	.0001476	---(2)
Fees Previously Paid							-		-	-	-	-
Carry Forward Securities
Carry Forward Securities					-	N/A	-	-	N/A	N/A	N/A	N/A
	Total Offering Amounts				-	$79,999,999	-	$11,808	-	-	-	-
	Total Fees Previously Paid				-	-	-	-	-	-	-	-
	Total Fee Offsets				-	-		$11,808(3)	-	-	-	-
	Net Fee Due				-	-		$0	-	-	-	-

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Source
Rule 457(p)
Fees Offset Claims	Perspective Therapeutics, Inc.	S-3	333-275638	11/17/2023	-	$11,973(3)	Unallocated (Universal) Shelf	(3)	(3)	$81,123,644	-
Fees Offset Sources	Perspective Therapeutics, Inc.	S-3	333-275638	-	11/17/2023	-	-	-	-	-	(3)

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form S-3 (File No. 333-279692) on May 23, 2024 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.
(2)
Represents the sum of the pre-funded warrants sales price of $1.509 per pre-funded warrant and the exercise price of $0.001 per share issuable pursuant to the pre-funded warrants. Pursuant to the Securities and Exchange Commission staff interpretation, the entire fee is allocated to the common stock underlying the pre-funded warrants.
(3)
The registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $200,000,000 pursuant to a Registration Statement on Form S-3 No. 333-275638, filed on November 17, 2023 and amended on December 7, 2023 (the “2023 Registration Statement”), and paid a total registration fee of $29,520 on the registration of $200,000,000 newly registered securities thereunder. The Registrant sold an aggregate of $118,876,356 of such securities under the 2023 Registration Statement, leaving the balance of $81,123,644 (the “2023 Unsold Securities”), representing $11,973 in registration fees, of such 2023 Unsold Securities under the 2023 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. The offering of such 2023 Unsold Securities from the 2023 Registration Statement has been terminated.